DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (hereinafter referred to as the "Agreement") is made as of May 26, 2023, by and between Vivic Corp (hereinafter referred to as "VIVC"), and each of the individuals and entities signatory hereto (hereinafter referred to individually as an "Investor," collectively, the "Investors").

WHEREAS, as of May 26, 2023, VIVC is indebted to each Investor in the sum listed in the ledger attached hereto as Exhibit A and incorporated herein (collectively, the "Debt").

WHEREAS, each Investor wishes to convert the Debt due to him into shares of common stock of VIVC.

NOW THEREFORE, VIVC and the Investor agree on terms as follows:

Section 1: VIVC and each Investor agree that upon the execution and delivery of this Debt Conversion Agreement, all of the Debt due such Investor shall be converted into the shares of common stock of VIVC at a conversion price of $0.99 per share (the "Conversion Price"), resulting in the issuance to each Investor of the number of shares set forth on Exhibit A (the "Shares").

Section 2: Upon the conversion of the Debt, the Debt shall be deemed satisfied and the obligations of VIVC related to the Debt are immediately terminated and relieved.

Section 3: Representations and Warranties of VIVC

VIVC hereby represents and warrants as follows:

3.1 Organization, Good Standing and Qualification. VIVC is a company duly organized, validly existing and in good standing under the laws and has all requisite corporate power and authority to carry on its business. VIVC is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

3.2 Issuance of the Shares. Upon issuance of the Shares to each Investor set forth on Exhibit A, such Shares shall be deemed duly issued, fully paid and non-assessable.

Section 4. Representations and Warranties of the Investor.

Each Investor hereby represents and warrants that:

4.1 Experience. Such Investor is experienced in evaluating companies such as VIVC, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such Investor's prospective investment in VIVC, and has the ability to bear the economic risks of the investment.

4.2 Investment. Such Investor is acquiring the Shares for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares. Such Investor understands and acknowledges that the Shares pursuant to this Agreement will

not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

4.3. Accredited Investor. Each Investor represents that he is an accredited investor as such term is defined under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or is not a "U. S. Person," as such term is defined in Regulation S promulgated under the Securities Act and is entering into this Agreement as a result of activities which took place outside the United States.

4.4 Legend. Each Investor acknowledges that the Shares have not been registered for sale under the Securities Act and are being issued pursuant toi an exemption from such registration requirements and that the certificates representing the Shares will contain legends substantially as follows:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of securities being sold during any three month period not exceeding specified limitations.

Section 5 Miscellaneous.

5.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

5.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of an Investor to purchase Shares shall not be assignable without the consent of VIVC.

5.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the outstanding Shares (whether or not converted) may waive or amend, on behalf of all Investor and other holders of Shares, any provisions hereof benefiting the Investor so long as the effect thereof will be that all such Investor and other holders of Shares will be treated equally.

5.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A, or at such other address as such Investor shall have furnished to VIVC in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished VIVC in writing, or, until any such holder so furnishes an address to VIVC, then to and at the address of the last holder of such Shares who has so furnished an address to VIVC, or (c) if to VIVC, at its address set forth on the first page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as VIVC shall have furnished to the Investor.

5.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of VIVC under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

5.6 Expenses. VIVC and each Investor shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all Investor, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

IN WITNESS OF WHICH VIVC and each Investor have executed this agreement the day and year first above written:

Vivic Corp

____

By: Shang-Chiai Kung

Investor:

____

Yun-Kuang Kung

Exhibit A

Investor Name	Amount of Debt to be converted	Number of Shares
Yun-Kuang Kung	$1,100,000	1,111,111